Exhibit 99.1


[ENDO LOGO]





For Immediate Release                                CONTACTS:
                                                     Bill Newbould
                                                     Endo Pharmaceuticals
                                                     (610) 558-9800

                                                     Jeremy Fielding/Jon Morgan
                                                     Kekst & Company
                                                     (212) 521-4800


                       ENDO PHARMACEUTICALS ACQUIRES
                         BML PHARMACEUTICALS, INC.
    - Acquisition Includes Product in Late-Stage Clinical Development -

CHADDS FORD, Pa., July 29, 2002 -- Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP; ENDPW) announced today that its wholly owned subsidiary, Endo Pharmaceuticals Inc., has acquired BML Pharmaceuticals, Inc., a privately held company, for an up-front payment of $14 million. In addition, upon FDA approval of BML's lead pipeline product, ImmunolTM, BML will receive a $32 million payment and an earn-out based on a percentage of net sales of certain products in BML's pipeline. BML will operate as a wholly owned subsidiary of Endo Pharmaceuticals Inc.

Currently in Phase III clinical development, ImmunolTM is a prescription oral rinse being developed for the management of oral mucositis, painful mouth sores that often occur in patients undergoing cancer treatment.

"The acquisition of BML provides Endo with a great opportunity to gain access to the palliative care side of oncology, which we see as a natural extension of our pain management franchise," said Carol A. Ammon, chairman and chief executive officer. She added that the FDA has agreed to grant ImmunolTM fast-track review based on its potential to fill an unmet medical need. Currently, no product is approved for either the prevention or treatment of oral mucositis. She also added that the company expects to be in a position to file a New Drug Application (NDA) for ImmunolTM by late 2003 or early 2004.

"We are delighted to become part of Endo, a pioneer in the growing field of pain management," said Barry M. Libin, D.D.S., M.S.D., chairman and chief executive officer of BML. "We look forward to working with them in our efforts to bring a product to market that should address a significant unmet medical need."

About Oral Mucositis

During the course of high-dose cancer therapy and bone marrow transplantation, patients often develop painful and debilitating oral inflammation, or mucositis, in the mouth. The resulting weight loss, dehydration and, in some cases, infection often lead to dose-limitation of chemotherapy and radiation therapy, and contribute considerably to cancer and transplant-related morbidity and mortality. Further, these side effects add to related medical costs by prolonging hospital stays, increasing antibiotic, fluid, and narcotic use, and requiring patients to receive parenteral nutritional support. Of the estimated 1.2 million newly diagnosed cancer patients in the United States, 400,000 may develop acute or chronic oral complications.

About BML

Based in Manhasset, N.Y., BML Pharmaceuticals, Inc. researches and develops proprietary prescriptive pharmaceutical products in the areas of cancer treatment, and infectious and inflammatory diseases. BML's products are formulated into therapeutics that range from the prevention and treatment of dermal disease to the severely debilitating mucositis that is a major dose-limiting factor in radiation and chemotherapy treatment for cancer patients.

About Endo

Endo Pharmaceuticals is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company's possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are forward-looking statements. Endo's estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo's current perspective on existing trends and information. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company's products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company's product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo's Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.

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